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CONFIDENTIAL TREATMENT REQUESTED
UNDER 17 C.F.R. §§ 200.80(b)4, AND 240.24

Exhibit 10.53

AGREEMENT FOR SALE

AND

ASSIGNMENT OF RIGHTS

        THIS AGREEMENT (the "Agreement") is made and entered into as of this 21 day of December, 2004 (the "Effective Date") by and between ISIS PHARMACEUTICALS, INC., a subsisting corporation under the laws of the State of Delaware ("ISIS") and DRUG ROYALTY USA, INC., a subsisting corporation under the laws of the State of Nevada ("DRC").

RECITALS:

A.
Capitalized terms used herein have the meanings set forth in Schedule "A" hereto.

B.
ISIS is the exclusive owner of the Licensed Patent Rights and has granted to Eyetech, pursuant to the License Agreement, a non-exclusive license under the Licensed Patent Rights, including a right of sublicense, to make, have made, use and sell the Product world-wide.

C.
ISIS and DRC have entered into a non-binding letter of intent dated [***], 2004 (the "LOI"), pursuant to which ISIS has agreed to sell, assign, transfer, set-over and convey to DRC the Assigned Rights in consideration of the payment by DRC to ISIS of the Purchase Price. DRC and ISIS wish to enter into this Agreement to effect the sale, assignment, transfer, set-over and conveyance to DRC of the Assigned Rights on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the recitals and mutual covenants set forth herein, the payment by DRC to ISIS of [***] US dollars (US$[***]) and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties agree as follows:

ARTICLE 1
ASSIGNMENT AND SALE

1.1    Sale and Assignment.    Subject to the terms and conditions of this Agreement, ISIS hereby sells, assigns, transfers, sets-over and conveys to DRC all right, title and interest in and to the Assigned Rights free and clear of any Encumbrance. For greater certainty, DRC shall not purchase or assume any of ISIS' obligations under the License Agreement in connection with the foregoing, including any responsibility to prosecute and/or maintain the Patents or the Licensed Patent Rights.

        An example as to how royalty payments would be calculated and payable to DRC in connection with the Royalty Interest and to ISIS in connection with the ISIS Royalty Interest is set out in Schedule "B" hereto.

1.2    Purchase Price.

  (a)
  In full consideration of the sale, assignment, transfer, set-over and conveyance of the Assigned Rights, DRC shall pay to ISIS an aggregate purchase price (the "Purchase Price") of up to twenty-four million US dollars (US$24,000,000), as follows:

  (i)
  [***] million US dollars (US$[***]) due and payable on [***], 2005 (the "First Payment Date");

  (ii)
  [***] million US dollars (US$[***]) due and payable on [***], 2006 ("Second Payment Date"); and

    (iii)
    [***] million US dollars (US$[***]) due and payable on [***], 2007 ("Third Payment Date").

  (b)
  Notwithstanding any other term of this Agreement, the payment by DRC of each component of the Purchase Price contemplated by Subsection 1.2(a) shall be conditional upon: (i) no Level II Event of Default having occurred (except to the extent that any such Level II Event of Default also constitutes a Special Event of Default and such Special Event of Default has been waived by DRC in writing); (ii) no Special Event of Default having occurred and not been waived by DRC in writing; and (iii) DRC having received, not more than [***] days prior to the date for payment of such component, a certificate of the Executive Vice President of ISIS certifying, after due inquiry, that no Level II Event of Default has occurred and that no Special Event of Default has occurred. ISIS acknowledges that DRC shall rely on such certificate in paying the applicable component of the Purchase Price. In addition, notwithstanding any other term of this Agreement, if DRC's obligation to pay any component of the Purchase Price (as it comes due on either the First Payment Date, Second Payment Date or Third Payment Date) occurs after an Eyetech Breach Date, any such payment obligation will be stayed as long as a Cure Period remains in effect and continues. Once the applicable Cure Period ends and all of the conditions set forth in subparts (i) through (iii) of this subsection 1.2(b) have been met, such component of the Purchase price will become due and payable.

  (c)
  In addition to the certificate contemplated by Subsection 1.2(b), when each component of the Purchase Price becomes due, ISIS shall provide to DRC: (i) a written update of the representations and warranties set out in Section 2.1, including an updated list of the Patents current as of the date of the certificate contemplated by Subsection 1.2(b) or if there has been no change in the Patents as of such date, written confirmation that there has been no such change, as well as ISIS' performance of and compliance with its covenants under Article 3 and (ii) a written confirmation that no Level I Event of Default on the part of ISIS has occurred, or if such a Level I Event of Default has occurred, a description thereof and the actions ISIS is taking to remedy same. Without limiting any other rights or remedies of DRC hereunder, including pursuant to Section 5.3, Article 6 and Section 7.2, DRC may not withhold payment of any component of the Purchase Price based on such updated representations, warranties and covenants unless a Level II Event of Default has occurred and, to the extent that such Level II Event of Default also constitutes a Special Event of Default, DRC has not waived in writing such Special Event of Default.

  (d)
  Subject to Subsections 1.2(b), 5.A.2(b), 5.A.2(c) and 5.3, the Purchase Price is not subject to adjustment and shall be payable when due regardless of the value at any time of the Royalty Interest. Notwithstanding the foregoing, DRC may, in its sole discretion, pay to ISIS any component(s) of the Purchase Price in advance at any time.

  (e)
  The Purchase Price shall be paid by wire transfer of federal funds or other immediately available funds to one or more bank accounts designated in writing by ISIS. If any of the payment dates under Subsection 1.2(a) is not a business day, the payment shall be made on the next following business day.

1.3    Eyetech Consent.    On or before Closing, ISIS shall obtain from Eyetech, in writing, a consent and agreement (the "Eyetech Consent") in form and substance reasonably satisfactory to DRC, providing, among other matters: (i) Eyetech's consent to the sale, assignment, transfer, set-over and conveyance by ISIS to DRC of the Assigned Rights and acknowledgement that DRC shall have the right to exercise such Assigned Rights directly against Eyetech; (ii) Eyetech's agreement to pay the Royalties to [***] (without any setoff against any amounts owing by ISIS to Eyetech) in accordance with the terms and conditions of the License Agreement, as amended in accordance with the terms of this Agreement;

(iii) Eyetech's agreement to provide directly to both DRC and ISIS copies of any royalty statements and other information that Eyetech is obligated to provide under the License Agreement in connection with the Royalties; (iv) Eyetech's agreement that ISIS may disclose to DRC information provided to ISIS by Eyetech pursuant to or in connection with the License Agreement; and (v) Eyetech's agreement to permit an independent, certified public accountant appointed by DRC, in ISIS' stead, to examine Eyetech's records and other material documents relating or relevant to the calculation of the Royalties or to the Net Sales of the Product associated therewith; and (vi) Eyetech's confirmation that DRC shall have the right to assign all right, title and interest in and to the Assigned Rights and the Eyetech Consent to a [***], at any time, without further notice to or consent from Eyetech. In connection with the foregoing, ISIS shall use its commercially reasonable efforts to obtain from Eyetech on or before Closing, in writing, in form and substance reasonably satisfactory to DRC, Eyetech's agreement to change the Reporting Periods under the License Agreement to calendar quarters.

1.4    Entitlement and Payments; No Offsets.

  (a)
  Notwithstanding (i) any claim, counterclaim or setoff which ISIS may have against DRC or which any third party may have against ISIS, (ii) the sale, assignment, transfer, set-over and conveyance of the Assigned Rights by ISIS to DRC in accordance with the terms hereof and (iii) Eyetech's consent and agreement to make payments directly to [***] pursuant to the Eyetech Consent, if ISIS receives any payment which constitutes part of the Royalty Interest, or if DRC receives any payment which constitutes part of the ISIS Royalty Interest, the receiving party shall (I) hold same in trust for the other party; (II) remit such payment to the other party within two (2) business days of discovery of same by the receiving party; and (III) remit such amount to the other party without any withholding or deduction therefrom.

  (b)
  In the event that, notwithstanding the terms of the Eyetech Consent, Eyetech offsets all or part of the Royalty Interest against any right, payment or claim of Eyetech against ISIS (whether or not made pursuant to the License Agreement), ISIS shall pay to DRC, within [***] days of Eyetech exercising such offset, an amount equal to (i) the Royalty Interest payable to DRC if no amount was offset less (ii) the amount of Royalty Interest actually received by DRC as a result of such offset. Provided ISIS makes the payment to DRC contemplated in the preceding sentence, ISIS shall be entitled to retain any amount subsequently recovered from Eyetech in respect of such offset.

  (c)
  ISIS shall not hereinafter enter into any agreement with Eyetech unless such agreement contains an express prohibition against offset by Eyetech of any overpayment to or amount due from ISIS under such agreement against the Royalty Interest or any part thereof.

ARTICLE 2
REPRESENTATIONS AND WARRANTIES

        2.1    ISIS' Representations and Warranties.    Except as qualified by the exceptions set forth in Schedule "C" hereto (the "Schedule of Exceptions"), ISIS represents and warrants to DRC as follows and acknowledges that DRC is relying on such representations and warranties in entering into this Agreement:

  (a)
  Recital.    Recital B is a statement of fact and is true and accurate.

  (b)
  Organization.    ISIS is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

  (c)
  Ownership.    ISIS is the exclusive owner of all legal and equitable title to the Patents and the Assigned Rights, in each case, free and clear of all Encumbrances. The Assigned Rights are, and shall be transferred to DRC, free and clear of any and all Encumbrances of any kind whatsoever.

  (d)
  Authorization.    ISIS has all necessary power, right and authority to carry on its business as it is presently carried on by ISIS, to enter into, execute and deliver this Agreement and the ISIS Closing Documents, to sell and assign the Assigned Rights to DRC and to perform all of the obligations to be performed by ISIS hereunder and under the ISIS Closing Documents. This Agreement has been and, at Closing, each of the ISIS Closing Documents will be, duly executed and delivered by ISIS and constitute ISIS' valid and binding obligation, enforceable against ISIS in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles.

  (e)
  No Conflicts.    Neither the execution and delivery of this Agreement or the ISIS Closing Documents nor the performance or consummation of the transactions contemplated hereby or thereby will: (i) conflict with, result in a breach or violation of, constitute a default under or accelerate the performance under the terms of (A) to the best of ISIS' knowledge, any applicable law, any rule or regulation of any government or any agency of any government, or any judgement, order, writ, decree, permit or license of any court or any government or any agency of any government to which ISIS may be subject, (B) any Material Agreement, including the Silicon Valley Bank Agreement and the Note Agreements, or (C) ISIS' certificate of incorporation or by-laws; (ii) result in the creation or imposition of any Encumbrance on the Patents, the License Agreement or the Assigned Rights, except as contemplated by Section 3.6 in favour of DRC; or (iii) relieve either party to the License Agreement of any of its obligations or enable it to terminate or suspend its obligations thereunder.

  (f)
  License Agreement.    The License Agreement is valid, binding and enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. Neither ISIS nor, to ISIS' knowledge, Eyetech is in default of any of its respective obligations under the License Agreement. ISIS has not waived any rights or defaults under the License Agreement and to ISIS' knowledge no event has occurred which, after the giving of notice or the lapse of time or both, would constitute a default or breach by ISIS under the License Agreement or, to ISIS' knowledge, would constitute a default or breach by Eyetech. A true and correct copy of the License Agreement, including all amendments thereto, is attached as Schedule "D" hereto. ISIS has not received any notice in writing that the License Agreement has been or will be terminated or that ISIS is in default of its obligations under the License Agreement. ISIS has no intention of terminating the License Agreement and is not aware of any events, circumstances or grounds upon which the License Agreement may be terminated by either party for breach.

  (g)
  Patents.    Schedule "E" hereto sets forth a complete list of all patent applications and registered patents which, to the best of ISIS' knowledge, comprise the Licensed Patent Rights as of the Effective Date [***]. ISIS is the exclusive owner of the entire right, title, and interest in and to the Patents, including the exclusive right to sue and recover for past and future infringement thereof in the Field, free and clear of any Encumbrances. All assignments evidencing ISIS' exclusive ownership of the Patents have been duly and timely filed and recorded with the U.S. Patent and Trademark Office and such other foreign offices where such recordation is required in order to fully protect ISIS' ownership rights to the Patents, and to ISIS' knowledge no third party has claimed or recorded any such rights with respect to any of the Patents. To ISIS' knowledge, all necessary registration, maintenance or annuity, and renewal fees in connection with the Patents have been timely made. No government funding or university or college resources or facilities were used in the development of any of the inventions disclosed in the Patents in a manner that would give such government or university or college any ownership interest in or license to the Patents. There are no royalties, fees or other payments payable by ISIS to any third party by reason of the ownership, license (or sublicense) or use of any of the Patents. To the best of ISIS' knowledge, each of the Patents and each claim therein is valid and enforceable according to its terms. The inventions claimed in the Patents were made by employees of ISIS acting in the course of their employment. The Patents and the inventions claimed in them have not been dedicated to the public. To the best of ISIS' knowledge, all material prior art to each of the Patents has been disclosed to or considered by the respective patent offices during prosecution of such Patents. ISIS has not filed any disclaimer or made or permitted any other voluntary reduction in the scope of the Patents. To ISIS' knowledge, no allowable or allowed subject matter of the Patents is subject to any competing conception claims of allowable or allowed subject matter of any patent applications or patents of any third party and have not been the subject of any opposition proceedings, nor is ISIS aware of any basis for any such interference or opposition proceedings. ISIS has no knowledge of any infringement of the Patents by any person. ISIS has not received any demand or claim in writing by any person that any of the Patents are, or may be invalid or that the Product infringes upon or may infringe upon or otherwise interferes with any patent or other right of any kind of any third party. Other than pursuant to the License Agreement, ISIS has not granted any person the right under the Patents to make, use or sell the Product or any other product that would infringe the Patents in the Field. ISIS has disclosed to DRC in writing all (i) licenses of all the [***] Patents and (ii) Naked Manufacturing Licenses, in each case granted by ISIS (other than the License Agreement) and hereby confirms that each such license would constitute a Permitted License pursuant to the terms hereof.

  (h)
  Litigation.    There is no (i) action, suit, claim, proceeding or investigation pending or threatened in writing against ISIS, at law or in equity, (ii) arbitration proceeding to which ISIS is a party, or (iii) governmental inquiry pending or threatened in writing against ISIS, which, if adversely determined, would question the validity or enforceability of the Patents, the License Agreement or the Assigned Rights or prevent the consummation of the transactions contemplated by this Agreement or otherwise adversely affect the Assigned Rights. There is no action or suit by ISIS pending or threatened in writing against others relating to the Patents, the License Agreement, the Assigned Rights or the Product. None of the Patents are subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by ISIS or, to Isis' knowledge, Eyetech.

  (i)
  No Consent.    Other than the Eyetech Consent and the Silicon Valley Bank Consent, no consent, approval, license, order, authorization, registration, declaration or filing with or of any person is required by ISIS in connection with the execution and delivery by ISIS of this Agreement and the ISIS Closing Documents, the performance by ISIS of its obligations under this Agreement and the ISIS Closing Documents or the consummation of any of the transactions contemplated hereby or thereby.

  (j)
  Other Agreements.    Other than the License Agreement, ISIS has not entered into any contract, agreement, commitment or undertaking creating an Encumbrance relating to or affecting the Assigned Rights.

  (k)
  Disclosure.    Except as qualified by the Schedule of Exceptions, no representation or warranty made by ISIS in this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make any such representation or warranty not misleading to a prospective buyer of the Assigned Rights seeking full information as to the Patents, the Licensed Patent Rights, the License Agreement, the Assigned Rights and the Product.

  (l)
  Residency.    During the five (5) year period preceding the Effective Date, ISIS has maintained its chief executive office in the State of California.

  (m)
  Good Faith and Purpose.    As of the Effective Date, ISIS is entering this Agreement with no contemplation of insolvency and with no intent to hinder, delay or defraud any of ISIS' present or future creditors. The purpose of the transaction set out in this agreement is to enable ISIS to acquire the Purchase Price.

  (n)
  Bankruptcy.    No corporate action has been taken or is pending, no other steps (including any steps under Title 11 of the United States Code, as amended) have been taken and no legal proceedings have been commenced or are, to the knowledge of ISIS, threatened in writing or pending for (A) the winding-up, liquidation, dissolution, administration or reorganization of ISIS, (B) ISIS to enter into any composition or arrangement with its creditors, or (C) the appointment of a receiver, administrative receiver, trustee or similar officer in respect of ISIS or any of its property, undertakings or assets.

  (o)
  Solvency.    ISIS is solvent and able to pay its debts as they fall due and has not suspended or threatened to suspend making payments (whether principal or interest) with respect to all or any class of its debts in consequence of this Agreement for the sale, assignment, transfer, set-over and conveyance of the Assigned Rights or any other obligation or transaction contemplated in this Agreement.

  (p)
  Silicon Valley Bank Agreement.    The Silicon Valley Bank Agreement is valid, binding and enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. Neither ISIS nor, to ISIS' knowledge, Silicon Valley Bank is in default of any of its respective obligations under the Silicon Valley Bank Agreement. ISIS has not waived any rights or defaults under the Silicon Valley Bank Agreement and to ISIS' knowledge no event has occurred which, after the giving of notice or the lapse of time or both, would constitute a default or breach by ISIS under the Silicon Valley Bank Agreement or, to ISIS' knowledge, would constitute a default or breach by Silicon Valley Bank. A true and correct copy of the Silicon Valley Bank Agreement, including all amendments thereto, has been provided to DRC. ISIS has not received any notice in writing pursuant to the Silicon Valley Bank Agreement that such agreement has been or will be terminated or that ISIS is in default of its obligations under the Silicon Valley Bank Agreement. ISIS has no intention of terminating the Silicon Valley Bank Agreement and is not aware of any events, circumstances or grounds upon which the Silicon Valley Bank Agreement may be terminated by either party for breach. The amount of the Loan outstanding as at [***], 2004 is approximately $[***].

  (q)
  Note Agreements.    Each of the Note Agreements is valid, binding and enforceable in accordance with its terms and is in full force and effect, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles. Neither ISIS nor, to ISIS' knowledge, any other person is in default of any of its respective obligations under the Note Agreements. ISIS has not waived any rights or defaults under the Note Agreements and to ISIS' knowledge no event has occurred which, after the giving of notice or the lapse of time or both, would constitute a default or breach by ISIS under the Note Agreements or, to ISIS' knowledge, would constitute a default or breach by any other person. True and correct copies of the Note Agreements, including all amendments thereto, have been provided to DRC. ISIS has not received any notice in writing pursuant to the Note Agreements that any such agreements have been or will be terminated or that ISIS is in default of its obligations under any such agreements. ISIS has no intention of terminating the Note Agreements and is not aware of any events, circumstances or grounds upon which the Note Agreements may be terminated for breach.

2.2    DRC's Representations and Warranties.    DRC represents and warrants to ISIS as follows and acknowledges that ISIS is relying on such representations and warranties in entering into this Agreement:

  (a)
  Organization.    DRC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada.

  (b)
  Authorization.    DRC has all necessary power, right and authority to carry on its business as it is presently carried on by DRC, to enter into, execute and deliver this Agreement and the DRC Closing Documents, and to perform all of the obligations to be performed by DRC hereunder and thereunder. This Agreement has been and, at Closing, each of the DRC Closing Documents will be, duly executed and delivered by DRC and constitute DRC's valid and binding obligation, enforceable against DRC in accordance with its terms, subject to bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and to equitable principles.

  (c)
  No Conflict.    Neither the execution and delivery of this Agreement or the DRC Closing Documents nor the performance or consummation of the transactions contemplated hereby or thereby will conflict with, result in a breach or violation of, constitute a default under, or accelerate the performance provided by the terms of (i) to the best of DRC's knowledge, any applicable law, any rule or regulation of any government or any agency of any government, or any judgment, order, writ, decree, permit or license of any court or government or any agency of any government to which DRC may be subject; (ii) any contract, agreement, commitment or instrument to which DRC is a party or by which DRC or any of its assets is bound or committed; or (iii) DRC's constituent charter documents or other governing instruments.

  (d)
  No Consent.    No consent, approval, license, order or authorization, registration, declaration or filing with or of any person is required by DRC in connection with the execution and delivery by DRC of this Agreement and the DRC Closing Documents, the performance by it of its obligations under this Agreement and the DRC Closing Documents or the consummation of any of the transactions contemplated hereby or thereby.

2.3    Knowledge.    Any reference in Sections 2.1 or 2.2 to "ISIS' knowledge", "DRC's knowledge" or any similar expressions shall mean the knowledge of any executive officer of ISIS or DRC or any attorney advising such party with respect to this Agreement, the Patents or the License Agreement, as applicable.

2.4    Survival of Representations and Warranties.    All representations and warranties of the parties hereunder shall survive the execution and delivery of this Agreement and Closing without time limit. Any investigation or other examination that may have been made or may be made at any time by or on behalf of the party to whom representations and warranties are made shall not limit, diminish or in any way affect the representations and warranties in this Agreement, and each party may rely on the representations and warranties in this Agreement irrespective of any information obtained by it by any investigation, examination or otherwise unless such party has actual knowledge as at the Effective Date that such representations or warranties are false or incorrect.

ARTICLE 3
COVENANTS

3.1    Notification.

  (a)
  ISIS shall promptly notify DRC in writing of any Event of Default, Special Event of Default or any default or termination by Eyetech under the License Agreement or the commencement of any litigation, opposition, request for reexamination or similar proceeding in respect of the

    Patents, the License Agreement, the Assigned Rights or the Product and each such notification shall contain full particulars of the event described therein. ISIS shall keep DRC reasonably informed as to the status of any such default, litigation, opposition, request for reexamination or proceeding. Notwithstanding the foregoing, subject to Sections 3.5 and 7.1 and DRC's rights under the Security Agreement, ISIS will at all times control such default, litigation, opposition, request for reexamination or proceeding.

  (b)
  Promptly after receipt by ISIS of any material written notice, certificate, offer, proposal, correspondence or other written communication (each, a "Communication") relating directly to the Patents, the License Agreement, the Assigned Rights or the Product, in each case for use within the Field, ISIS shall inform DRC of the receipt and substance of such Communication and if in writing shall furnish DRC with a copy of such Communication.

  (c)
  ISIS shall promptly notify DRC in writing of any Permitted License (i) of the [***] Patents, or (ii) that constitutes a Naked Manufacturing License, in each case hereinafter granted after the Effective Date by ISIS. For each such notice Isis will include the name of the licensee, the nature of the license, the Patents and/or Licensed Patent Rights licensed and the field of use.

  (d)
  ISIS shall promptly notify DRC in writing of any change in the Patents from the list set forth in Schedule "E" as updated from time to time pursuant to this Subsection 3.1(d) or Subsection 1.2(c).

  (e)
  Following receipt by ISIS of a notice from DRC that DRC intends to enforce its rights under the Security Agreement (in accordance with the provisions thereof and of this Agreement), ISIS shall promptly provide DRC a written list of each and every Permitted License under the [***] Patents as at the date of such notice.

3.2    Certain Conduct.    Without the prior written consent of DRC, ISIS shall not: (i) sell, assign, transfer, deliver, license or otherwise dispose of any of the Patents for use in the Field; (ii) create or permit to exist any Encumbrance (other than the Encumbrance created in favor of DRC under the Security Agreement) on the Patents, the License Agreement or the Assigned Rights; (iii) respond to any Communication that could adversely affect the exploitation of the Patents or the Product in the Field; (iv) amend or terminate the License Agreement or fail to perform and fulfill its obligations under the License Agreement in accordance with the terms thereof, except as permitted under Section 9.9 of the License Agreement; (v) consent to any assignment of the License Agreement by Eyetech; or (vi) agree to do any of the foregoing or take any other action that does or would materially reduce or otherwise materially adversely affect the Patents in the Field, the License Agreement or the Assigned Rights or cause any representation or warranty set forth in Section 2.1 to become untrue as of the date of such action, including (A) granting or permitting any license of the Patents, other than under the License Agreement, for use in the Field, (B) failing to diligently process, prosecute, and maintain in full force and effect the [***] Patents in each of the countries of the Major Market in which ISIS has an issued patent or pending patent application or (C) failing to diligently enforce in full force and effect the [***] Patents in the Field in each of the countries of the Major Market in which ISIS has an issued patent. For purposes of clarification, the granting of a Permitted License will not be deemed a violation of this Section 3.2.

3.3    Termination of License Agreement.    In the event that the License Agreement is terminated by ISIS with the prior written consent of DRC or by Eyetech, ISIS covenants to use its commercially reasonable efforts to (a) negotiate, execute and deliver (i) a new license agreement for the license of the Licensed Patent Rights for use in the Field, (ii) if both parties agree, in good faith, that the negotiation, execution and delivery of such a new license agreement is highly unlikely, an assignment or sale of the Licensed Patent Rights for use in the Field, or (iii) any other arrangement for the exploitation of the Licensed Patent Rights for use in the Field, each on terms that are reasonably satisfactory to DRC, and (b) obtain all approvals and consents which are necessary or, in DRC's sole discretion, desirable in connection therewith, including a written consent of the other party to the New License Agreement substantially in the form of the Eyetech Consent. If ISIS does not complete such negotiation, execution and delivery and obtain such approvals and consents within [***] months following the termination of the License Agreement, then ISIS shall assist and cooperate with DRC, and DRC shall be authorized in the name of ISIS for the benefit of DRC, at DRC's sole discretion, cost and expense (including DRC's payment of ISIS' reasonable attorney fees in connection therewith, if any), to negotiate, execute and deliver a new license agreement for the license of the Licensed Patent Rights for use in the Field on the same or better terms (when taken as a whole) as the License Agreement. For avoidance of doubt, as between the parties hereto, the Royalty Interest shall be equal to (i) [***]% of all payments, property and other consideration that is less than or equal to [***] for any calendar years prior to 2010 plus the pro rated dollar amount attributable to any Additional Period, (ii) [***]% of all payments, property and other consideration that is greater than [***] but less than or equal to [***] for any calendar years prior to 2010 plus the pro rated dollar amount attributable to any Additional Period and (iii) [***]% of all payments, property and other consideration that is greater than [***] for any calendar years prior to 2010 plus the pro rated dollar amount attributable to any Additional Period (collectively, the "New Royalty Interest") under such new license, assignment or sale, or other arrangement (the "New License Agreement"). In such event, ISIS agrees to comply with the provisions of this Agreement in connection with the New License Agreement and references herein to Royalty Interest, the License Agreement, the Assigned Rights and the ISIS Rights shall be deemed to be references to the New Royalty Payments, the New License Agreement, all of the right, title and interest (but none of the obligations) of ISIS in and to the New License Agreement, and subject to ISIS' right to retain rights equivalent to the ISIS Rights, respectively, and references to Eyetech shall be deemed to be references to the other party to the New License Agreement.

3.4    Confidentiality.    All information furnished by DRC to ISIS or by ISIS to DRC in connection with this Agreement and the transactions contemplated hereby, as well as the terms, conditions and provisions of this Agreement, shall be kept confidential by ISIS and DRC and shall be used by ISIS and DRC only in connection with this Agreement and the transactions contemplated hereby, except in connection with the enforcement of rights under this Agreement and except to the extent that such information (i) is already known by the party to whom the information is disclosed or in the public domain at the time the information is disclosed, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document to be filed with any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or (iv) is required to be disclosed under securities laws or regulations applicable to ISIS, DRC or their respective affiliates, or by court or administrative order. Notwithstanding the foregoing, ISIS and DRC may disclose such information to their respective affiliates, directors, officers, investors, bankers, advisors, trustees and representatives (collectively "Representatives"), provided that such persons shall be informed of the confidential nature of such information and shall be obligated to keep such information confidential pursuant to the terms of this Section 3.4.

3.5    Performance of Obligations.

  (a)
  ISIS shall, in a timely manner and at its own expense, diligently, (i) prosecute and maintain in full force and effect each pending [***] Patent application in each of the countries of the Major Market and, to the extent requested by DRC, the Secondary Market; (ii) maintain and keep in full force and effect any issued [***] Patents in each of the countries of the Major Market and, to the extent requested by DRC, the Secondary Market in which ISIS has an issued [***] Patent or pending [***] Patent application. Without limiting the foregoing, ISIS will diligently pursue, in a timely manner, the US Application and the EU Application. DRC will reimburse ISIS for [***]% of ISIS' external costs of any such prosecution and maintenance in the Secondary Market (to the extent that DRC has requested that ISIS perform such prosecution and maintenance).

  (b)
  Without limiting Subsection 3.5(a) above, ISIS promptly will advise DRC in writing of the action it intends to take to exercise, enforce or defend or of its decision not to exercise, enforce or defend any of its rights under the Patents (to the extent that they relate to the Field) at least [***] days prior to exercising, enforcing or defending any right of ISIS under the Patents (or failing to take any such action) to the extent that they relate to the Field and ISIS' obligations under this Agreement and at least [***] days prior to the Exercise Date.

  (c)
  ISIS will have the first right, but not the obligation, to enforce and defend at ISIS' expense the Patents or Licensed Patent Rights. If ISIS decides not to or otherwise fails to diligently exercise, enforce or defend the Patents (to the extent that they relate to the Field) or perform its obligations under Subsection 3.5(a) above or the License Agreement diligently, in a timely manner (and in any event, in respect of the prosecution and maintenance or the exercise, enforcement or defense of the Patents or Licensed Patent Rights, no less than [***] days prior to the Exercise Date; and in respect of the performance of any other obligations of ISIS under the License Agreement, no more than [***] months after the date on which ISIS is required to perform such obligations) and in compliance with the License Agreement, DRC will be entitled (but shall have no obligation) to exercise, enforce or defend any such rights or perform any such obligations in the name of ISIS pursuant to the power of attorney granted under Section 7.1; provided, however, that (i) DRC will not admit the invalidity or unenforceability of any Licensed Patent, grant any license to the Licensed Patents or enter into any settlement agreement without ISIS' prior written consent, such consent not to be unreasonably withheld or unduly delayed and (ii) ISIS will be able to participate in such enforcement and defense at its own expense and with counsel of its choice provided that DRC controls such enforcement and defense. In either circumstance, ISIS shall cooperate and assist DRC in its exercise, enforcement or defense of such rights or performance of such obligations including by making available to DRC those employees of ISIS whose assistance, testimony or presence is reasonably required by DRC and by providing to DRC all files, books, records and other information in its possession or control related to the Patents, the Licensed Patent Rights, the License Agreement and any other agreements requested by DRC from time to time.

3.6    Grant of Security Interest.    As general and continuing security for the due payment and performance of all of ISIS' obligations under this Agreement, the License Agreement and the ISIS Closing Documents, ISIS shall grant to DRC a first-ranking security interest in and to the Patents and the License Agreement (as it relates to the ISIS Rights but not the Assigned Rights) subject to the terms of a security agreement in form and substance satisfactory to both parties (the "Security Agreement"). The Security Agreement shall provide that, among other matters, subject to the terms and conditions hereof and thereof, (a) ISIS may exploit (including through granting Permitted Licenses) the Patents and the Licensed Patent Rights for any purpose other than in the Field and (b) DRC may only exercise its rights under the Security Agreement to the extent of its Damages and only as contemplated by part (ii) of Section 5.3(b) and Section 5.3(c), but not for breach of any other provision of this Agreement by ISIS. ISIS shall keep the Patents and the License Agreement free at all times from any Encumbrances, except the Encumbrance granted in favour of DRC or others pursuant to the terms and conditions of the Security Agreement.

3.7    No Liability.    DRC will have no liability to ISIS for any act, omission or failure to act by DRC on behalf of ISIS under Sections 3.3, 3.5 or 7.1 or for any act, omission or failure to act by DRC or any agent in connection with the Encumbrance granted to DRC under the Security Agreement, including in any enforcement or realization of such Encumbrance except for any loss or damage suffered by ISIS that results from the willful misconduct or gross negligence of DRC or any such agent. No such act, omission or failure to act by DRC or its agents shall relieve ISIS of any of its obligations hereunder or under the License Agreement.

3.8    Books and Records.    ISIS will treat its sale and assignment to DRC of the Assigned Rights pursuant to Section 1.1 as a sale and assignment on ISIS' books and records. Subject to any re-conveyance of the Assigned Rights under Section 5.3 or Subsections 5.A.2(b) or (c), ISIS will disclose in the footnotes to its audited financial statements filed with the SEC that ISIS has (i) sold and assigned the Assigned Rights to DRC (or its permitted assigns) and (ii) granted DRC (or its permitted assigns) a security interest pursuant to the Security Agreement as general and continuing security for the due payment and performance of all of ISIS' obligations under this Agreement, the License Agreement and the ISIS Closing Documents.

3.9    Silicon Valley Bank Loan; Notes.

  (a)
  ISIS shall not, without the prior written consent of DRC:

  (i)
  refinance the Loan, except to a lender dealing at arm's length with ISIS and on financial terms and conditions that (i) include a covenant by ISIS that is the same as the financial covenant set out in section 6.8 of the Loan Agreement; and (ii) are substantially similar to the terms and conditions of the Silicon Valley Bank Agreement; or

  (ii)
  amend the Silicon Valley Bank Agreement to increase the amount of the Loan or remove or reduce ISIS' positive or negative covenants or financial obligations thereunder; or

  (iii)
  pre-pay the Loan in part or in full (except in connection with refinancing the Loan in accordance with Subsection 3.9(a)(i) above or as permitted under Subsection 3.9(b) below) (each, a "Repayment"); or

  (iv)
  pre-pay or repay the Notes in full if such pre-payment or repayment of the Notes would constitute a default or an event of default under the Silicon Valley Bank Agreement or, if applicable, the Liquidity Covenant or the Selected SVB Covenants (as each term is defined below).

  (b)
  Notwithstanding the foregoing ISIS may make a Repayment, provided following any such Repayment and until the expiration of the Special Events of Default: (x) ISIS shall have and maintain, as of the last day of each [***], Liquidity of at least the greater of (I) Cash Burn for such [***] multiplied by [***] or (II) the then applicable Liquidated Damages Amount multiplied by [***] (determined as if a Special Event of Default has occurred at the time of such Repayment and adjusted to take into account payments of the Purchase Price by DRC and Royalties received by DRC thereafter) (the "Liquidity Covenant"); (y) the covenants of ISIS in favor of Silicon Valley Bank under Sections 7.1 and 7.4 of the Silicon Valley Bank Agreement (the "Selected SVB Covenants") shall be deemed to be incorporated herein by reference and form a part of this Agreement with all references therein to Silicon Valley Bank changed to DRC (and all other applicable changes as the context requires); and (z) the Special Events of Default shall be deemed to include a breach of the Selected SVB Covenants or of the Liquidity Covenant. "Liquidity" is unrestricted cash on hand (and cash equivalents). "Cash Burn" is the change in Liquidity from that as of the prior [***] end to Liquidity calculated at such [***] end, excluding such extraordinary items as ISIS may reasonably request and as DRC may approve in its reasonable discretion.

ARTICLE 4
CLOSING; DELIVERIES ON CLOSING

4.1    Closing.    Subject to satisfaction or waiver of all deliveries set forth below, the closing with respect to the sale, assignment, transfer, set-over and conveyance of the Assigned Rights (the "Closing") shall occur on the Effective Date.

4.2    Deliveries by ISIS.    ISIS hereby agrees to deliver to DRC on the Effective Date:

  (a)
  A Certificate of Good Standing from the Delaware Secretary of State dated not earlier than five (5) days prior to the date of this Agreement.

  (b)
  A certificate signed by an authorized signing authority of ISIS certifying that the execution, delivery and performance by ISIS of this Agreement and the ISIS Closing Documents have been duly and validly authorized by the Board of Directors of ISIS and attaching complete and accurate copies of its Certificate of Incorporation, bylaws and authorizing resolutions relating to this Agreement.

  (c)
  An opinion of counsel to ISIS, in a form reasonably acceptable to DRC, that: (i) the execution and delivery of this Agreement and the ISIS Closing Documents and the performance of ISIS' obligations under this Agreement and the ISIS Closing Documents have been duly authorized; (ii) ISIS is validly existing as a corporation in good standing under the laws of the State of Delaware and has the power and authority to execute and deliver this Agreement and the ISIS Closing Documents and perform its obligations hereunder and thereunder, that the execution, delivery and performance of ISIS' obligations by ISIS will not contravene its charter documents, any Material Agreement, any orders of any court or tribunal or any applicable law; and (iii) this Agreement and the ISIS Closing Documents are valid and binding on and enforceable against ISIS in accordance with their terms, subject to the usual qualifications and the creation and perfection of DRC's Encumbrance in the Patents, the Licensed Patent Rights and the License Agreement (as it relates to the ISIS Rights but not as it relates to the Assigned Rights).

  (d)
  The Eyetech Consent, the Security Agreement and [***] (collectively, the "ISIS Closing Documents"), a consent by Silicon Valley Bank, in writing, in form and substance reasonably satisfactory to DRC: (i) consenting to the execution, delivery and performance of this Agreement and the Security Agreement; (ii) releasing the negative pledge covering the Patents and the Licensed Patent Rights; (iii) releasing Silicon Valley Bank's security interest in the Patents, the Licensed Patent Rights and the License Agreement; (iv) waiving the negative covenant in respect of [***] with respect to ISIS' obligations to DRC hereunder; (iv) confirming that the Loan is in good standing and that the execution, delivery and performance by ISIS of this Agreement and the ISIS Closing Documents will not constitute an Event of Default and (v) agreeing to notify DRC of the occurrence of any event of default under the Silicon Valley Bank Agreement in a reasonably timely manner (the "Silicon Valley Bank Consent").

  (e)
  Such other certificates, documents and financing statements as DRC may reasonably request, including a UCC financing statement satisfactory to DRC (i) to create, evidence and perfect the first ranking Encumbrance in the Patents, the Licensed Patent Rights and the License Agreement (as it relates to the ISIS Rights but not as it relates to the Assigned Rights) created under the Security Agreement and (ii) pursuant to the provisions of Section 7.7 hereof.

4.3    Deliveries by DRC.    DRC hereby agrees to deliver to ISIS on the Effective Date:

  (a)
  a Good Standing Certificate from the Nevada Secretary of State;

  (b)
  the Security Agreement, the Eyetech Consent and [***] (collectively, the "DRC Closing Documents");

  (c)
  a check in the amount of [***] US dollars ($[***]); and

  (d)
  a certificate signed by an authorized signing authority of DRC certifying that the execution, delivery and performance by DRC of this Agreement and the DRC Closing Documents have been duly and validly authorized by the Board of Directors of DRC and attaching complete and accurate copies of its Articles of Incorporation, bylaws and authorizing resolutions relating to this Agreement.

ARTICLE 5.A
SPECIAL EVENTS OF DEFAULT

5.A.1    Special Events of Default.    Following the occurrence of any Special Event of Default, DRC shall have a period of [***] days (such [***] days commencing on the earlier of (i) the date of receipt by DRC of written notification from ISIS of the occurrence of such Special Event of Default and (ii) the date DRC becomes actually aware of the occurrence of a Special Event of Default and has notified ISIS of same in writing) to notify ISIS in writing that either: (a) DRC waives such Special Event of Default, such that the parties' respective rights and obligations hereunder shall continue; or (b) DRC elects to exercise DRC's remedies under Subsection 5.A.2 below (collectively, the "Special Event of Default Remedies").

5.A.2    Special Event of Default Remedies.    If DRC elects to exercise the Special Event of Default Remedies or fails to waive in writing the Special Event of Default before the expiry of the [***] day period in Section 5.A.1, then:

  (a)
  No [***] or [***]: if neither the [***] nor the [***], ISIS shall be required to pay to DRC, as liquidated damages, an amount equal to: (i) the total of all Purchase Price payments made by DRC to ISIS up to the date of the Special Event of Default (the "Default Date"; such amount being, the "Aggregate Payments"); less (ii) the total of any Royalties received by DRC as of such Default Date (the "Aggregate Receipts"); plus (iii) the amount required in order for DRC to have received an internal rate of return, as of the Default Date, of [***] per cent ([***]%) per annum, compounded quarterly, on the Aggregate Payments less the Aggregate Receipts taking into account the dates on which any such amounts were actually paid or received (collectively, the "Liquidated Damages Amount"). Upon receipt by DRC of the Liquidated Damages Amount: (i) DRC shall re-convey to ISIS all of DRC's right, title and interest in and to the Assigned Rights; (ii) DRC shall direct Eyetech to pay all future Royalties for Net Sales of the Product directly to ISIS; (iii) this Agreement shall terminate; and (iv) DRC shall release its security interest under the Security Agreement. In addition, if the Default Date occurs before DRC pays any component of the Purchase Price, DRC will, subject to DRC's right (notwithstanding any other provision hereof) to retain any or all of such amounts to off-set any Damages, repay to ISIS any Royalty Interest received by DRC under this Agreement. For greater certainty, DRC shall have no obligation to pay any components of the Purchase Price otherwise due and payable on or after the Default Date;

  (b)
  No [***]: if the [***] but the [***], ISIS shall be required to pay to DRC, as liquidated damages, an amount equal to the Liquidated Damages Amount reduced by the US Percentage. Upon receipt by DRC of such amount: (i) the amount of the Purchase Price outstanding as of the Default Date, if any, shall be reduced by the US Percentage; and (ii) DRC shall re-convey to ISIS all of DRC's right, title and interest in and to the Assigned Rights to the extent that the Assigned Rights relate to Net Sales of the Product in the EU; or

  (c)
  No [***]: if the [***] but the [***], ISIS shall be required to pay to DRC, as liquidated damages, an amount equal to the Liquidated Damages Amount reduced by the EU Percentage. Upon receipt by DRC of such amount: (i) the amount of the Purchase Price outstanding as of the Default Date, if any, shall be reduced by the EU Percentage; and (ii) DRC shall re-convey to ISIS all of DRC's right, title and interest in and to the Assigned Rights to the extent that the Assigned Rights relate to Net Sales of the Product in the United States.

  (d)
  The parties acknowledge and agree that the Special Event of Default Remedies constitute a genuine and reasonable good faith pre-estimate of the damages that will be suffered by DRC upon the occurrence of any Special Event of Default and shall not be characterized as or deemed to be a penalty. Notwithstanding anything to the contrary contained herein, DRC shall not enforce its security interest in the Collateral (as such term is defined in the Security Agreement) if DRC has received payment of the Liquidated Damages Amount, as same may be reduced pursuant to Subsections 5.A.2(b) or (c) hereof, as applicable.

5.A.3    Payment Date and Interest on Overdue Amounts.    All amounts payable by ISIS under Section 5.A.2 shall be due within [***] days following written notice by DRC of its election to exercise the Special Event of Default Remedies or upon the expiry of the [***] day period in Section 5.A.1 if no written notice of waiver is provided by DRC. Overdue amounts shall bear interest at the rate of [***] per annum, compounded quarterly, until paid in full.

ARTICLE 5
TERM AND TERMINATION

5.1    Term.    Subject to this Article 5 and Article 5.A, the term of this Agreement shall commence as of the Effective Date and shall continue until the date of receipt by DRC of the Royalties for the calendar quarter ending on December 31, 2009; provided that, notwithstanding the term of this Agreement, DRC shall be entitled to receive any payments relating to the Royalty Interest accruing on or prior to the termination or expiry of this Agreement.

5.2    [Intentionally Deleted]

5.3    Termination on Event of Default

  (a)
  If DRC commits a Level I Event of Default, then, on the expiry of the applicable remedy period (if any), ISIS, in addition to any other rights and remedies available hereunder, under applicable law or in equity, may elect to terminate this Agreement by written notice to DRC, whereupon this Agreement shall terminate and DRC shall re-convey to ISIS all right, title and interest in and to the Assigned Rights. If ISIS terminates this Agreement under this Subsection 5.3(a) before DRC pays any component of the Purchase Price (by way of Damages or otherwise), DRC shall repay to ISIS any Royalty Interest received by DRC under this Agreement, subject to DRC's right (notwithstanding any other provision hereof) to retain any or all of such amounts to off-set any Damages.

  (b)
  If ISIS commits a Level I Event of Default, then, on the expiry of the applicable remedy period (if any), DRC may, subject to Section 5.4, either (i) elect to terminate this Agreement by written notice to ISIS, whereupon this Agreement shall terminate and DRC shall re-convey to ISIS all right, title and interest in and to the Assigned Rights or (ii) pursue its other rights and remedies available hereunder, under applicable law or in equity, including enforcing its security interest in the Collateral to the extent of its Damages (under and as such terms are defined in the Security Agreement).

  (c)
  If ISIS commits a Level II Event of Default, DRC may, subject to Section 5.4, in addition to any other rights and remedies available hereunder, under applicable law or in equity, elect to terminate this Agreement by notice in writing given to ISIS (the "Termination Event"), whereupon this Agreement shall terminate; provided that Section 7.7 and any provision hereof required to give effect to Section 7.7 shall survive such termination. If DRC terminates this Agreement pursuant to this Subsection 5.3(c) then (i) DRC shall thereafter have no further obligation to pay any outstanding component of the Purchase Price; (ii) DRC may, subject to Section 5.4 and provided the trigger is not item C set forth in the definition of the Level II Events of Default, in addition to any other rights and remedies available hereunder, under applicable law or in equity, enforce its security interest in the Collateral (as such term is defined in the Security Agreement) to the extent of its Damages; and (iii) DRC shall re-convey to ISIS the Assigned Rights, except that DRC shall retain a portion of the Assigned Rights calculated as follows:

  (i)
  If the Termination Event occurs before DRC exercises any Special Event of Default Remedies, then the portion of the Assigned Rights retained by DRC shall equal: (I) the total amount of the Purchase Price paid to ISIS hereunder plus any amount paid by DRC as Damages as a result of its failure to pay all or part of the Purchase Price; divided by (II) twenty-four million (24 000 000);

  (ii)
  If the Termination Event occurs after DRC exercises any Special Event of Default Remedies under Section 5.A.2(b), then the portion of the Assigned Rights retained by DRC shall equal: (I) the total amount of the Purchase Price paid to ISIS hereunder

      (provided a Liquidated Damages Amount was not paid), plus any amount paid by DRC as Damages as a result of its failure to pay all or part of the Purchase Price; divided by (II) twenty-four million (24 000 000) as reduced by the US Percentage (an example of this situation is set out in the attached Schedule F hereto); and

    (iii)
    If the Termination Event occurs after DRC exercises any Special Event of Default Remedies under Section 5.A.2(c), then the portion of the Assigned Rights retained by DRC shall equal: (I) the total amount of the Purchase Price paid to ISIS hereunder (provided a Liquidated Damages Amount was not paid), plus any amount paid by DRC as Damages as a result of its failure to pay all or part of the Purchase Price; divided by (II) twenty-four million (24 000 000) as reduced by the EU Percentage (an example of this situation is set out in the attached Schedule F hereto).

  (d)
  Notwithstanding Subsections 5.3(a), (b) and (c), this Agreement may not be terminated by either party (the "Terminating Party"), and the parties' respective rights and obligations hereunder shall be preserved, until the final resolution of any dispute as to the right of the Terminating Party to terminate this Agreement.

5.4    Scope of DRC Remedies.    DRC acknowledges and agrees that if an event constitutes both an Event of Default and a Special Event of Default, DRC may exercise its remedies either under Section 5.3 or Article 5.A but it may not exercise its remedies under both Section 5.3 and Article 5.A.

ARTICLE 6
MUTUAL INDEMNITY

6.1    Mutual Indemnification.    ISIS hereby indemnifies and holds DRC harmless from any Damages suffered or incurred by DRC to the extent resulting from (i) any material breach of a representation or warranty of ISIS contained herein or in any certificate or update delivered pursuant to Subsections 1.2(b) or (c), or (ii) the material breach by ISIS of any covenant contained in this Agreement or any ISIS Closing Documents, or (iii) any Encumbrance of the Assigned Rights or any claim with respect to the Patents, the Licensed Patent Rights or the Product. DRC hereby indemnifies and holds ISIS harmless from any Damages suffered or incurred by ISIS to the extent resulting from (i) any material breach of a representation or warranty of DRC contained herein, or (ii) the material breach by DRC of any covenant contained in this Agreement or any DRC Closing Documents. For greater certainty, neither party shall indemnify the other for any Damages related to any action or inaction on the part of Eyetech.

6.2    Third Party Claims Procedure.    The indemnified party shall give notice (the "Indemnity Notice") to the indemnifying party specifying the particulars of any third party claim within [***] days after it receives notification of the claim; provided, however, that failure to give such notice within such time period shall not prejudice the rights of the indemnified party except to the extent that the failure to give such notice materially adversely affects the ability of the indemnifying party to defend the claim or to cure the breach of the representation, warranty, covenant or obligation giving rise to the claim. Subject to the terms of this Section 6.2, the indemnifying party shall have sole control over the defense and settlement of such claim. The indemnifying party may not settle or compromise the claim without the prior written consent of the indemnified party unless such settlement or compromise (i) involves no payment (whether by cash, securities or other instrument), assignment, granting of a license or admission of fault or wrongdoing by the indemnified party and (ii) the indemnified party receives a comprehensive general release of all claims from the applicable third parties. The indemnified party shall provide to the indemnifying party, in confidence, all files, books, records and other information in its possession or control which may be relevant to the defense of such claim. The indemnified party shall co-operate in all reasonable respects in the defense of such claim but at the expense of the indemnifying party. If the indemnifying party fails to diligently defend such claim throughout the period that such claim exists, its right to defend the claim shall terminate and the indemnified party may assume the defense of such claim at the sole expense of the indemnifying party. In such event, the indemnified party may compromise or settle such claim, without the consent of the indemnifying party.

6.3    Limitation on Indemnity.    Neither party may make a claim for indemnity pursuant to Section 6.1 hereof unless and until the aggregate dollar amount of all such party's Damages exceeds $[***]. Furthermore, notwithstanding Section 6.1 of this Agreement: (a) ISIS' obligation to indemnify DRC pursuant to the terms of this Agreement will not exceed the product of (i) [***] multiplied by (ii) the total accrued payments received by ISIS pursuant to Section 1.2 at the time of such indemnification; and (b) DRC's obligation to indemnify ISIS pursuant to the terms of this Agreement will not exceed the product of (i) [***] multiplied by (ii) the total amounts paid (or if not paid, due and payable) by DRC pursuant to Section 1.2 at the time of such indemnification.

6.4    No Limitation on Special Event of Default Remedies.    Notwithstanding the foregoing, this Article 6 shall not apply to or limit any Special Event of Default Remedies.

ARTICLE 7
MISCELLANEOUS

7.1    Additional Documents and Acts; Powers of Attorney.

  (a)
  After the Closing, each of the parties hereto shall execute and deliver such additional documents, certificates and instruments, and perform such additional acts, as may be reasonably requested and necessary or appropriate to carry out all of the provisions of this Agreement and to consummate all of the transactions contemplated by this Agreement.

  (b)
  ISIS hereby appoints DRC as its attorney-in-fact with full authority in the place and stead of ISIS and in the name of ISIS, or otherwise from time to time in DRC's discretion, to take any action and to execute any instrument consistent with the terms of this Agreement which DRC deems necessary or advisable for the purpose of exercising any rights granted to DRC pursuant to Section 3.3 and 3.5 hereof in the event that ISIS fails to complete its obligations or exercise its rights under such Sections within the applicable time periods set out therein. The foregoing grant of authority is a power of attorney, coupled with an interest, and such appointment shall be irrevocable for the term hereof. ISIS hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

  (c)
  DRC hereby appoints ISIS as its attorney-in-fact with full authority in the place and stead of DRC and in the name of DRC, or otherwise from time to time in ISIS' discretion, to take any action and to execute any instrument consistent with the terms of this Agreement which ISIS deems necessary or advisable for the purpose of exercising any rights granted to ISIS pursuant to Section 5A.2 and 5.3 hereof in the event that DRC fails to complete its obligation to re-convey the applicable portion of the Assigned Rights (as determined under such Sections) within the applicable time periods set out therein. The foregoing grant of authority is a power of attorney, coupled with an interest, and such appointment will be irrevocable for the term hereof. DRC hereby ratifies all that such attorney will lawfully do or cause to be done by virtue hereof.

7.2    Specific Performance.    Each of the parties hereto acknowledges that the other party may have no adequate remedy at law if it fails to perform any of its obligations under this Agreement. In such event, each of the parties agrees that the other party shall have the right, in addition to any other rights it may have (whether at law or in equity), to pursue equitable remedies such as injunction and specific performance of this Agreement.

7.3    Notices.    All notices, consents, waivers and other communications hereunder shall be in writing and shall be delivered in person, sent by overnight courier, facsimile transmission or posted by registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:

    (i)
    if to DRC:

        Drug Royalty USA, Inc.
        101 Convention Center Drive
        Suite 850
        P.O. Box 50401
        Las Vegas, Nevada 89109
        U.S.A.

        Attention:    Behzad Khosrowshahi
        Fax No.    (702) 598-3651

      with a copy to:

        Drug Royalty Corporation Inc.
        Suite 3102 Royal Bank Plaza
        Toronto, Ontario
        M5J 2J3

        Attention:    Behzad Khosrowshahi
        Fax No.    (416) 863-5161

      and to:

        Fasken Martineau DuMoulin LLP
        Toronto Dominion Bank Tower
        P.O. Box 20, Toronto-Dominion Centre
        Toronto, Ontario
        M5K 1N6

        Attention:    Scott Conover
        Fax No.    (416) 364-7813

    (ii)
    if to ISIS:

        ISIS Pharmaceuticals, Inc.
        2292 Faraday Avenue
        Carlsbad, California 92008

        Attention:    B. Lynne Parshall
                              Executive Vice President, CFO and Director
        Fax No.    (760) 603-4652

      with a copy to:

        General Counsel

        Fax No.    (760) 268-4922

or to such other address or addresses as DRC or ISIS may from time to time designate by notice as provided herein. Any such notice shall be deemed given when actually received when so delivered personally or by overnight courier or if mailed, other than during a period of general discontinuance or disruption of postal service due to strike, lockout or otherwise, on the fifth (5th) day after its postmarked date thereof or if sent by facsimile transmission on the date sent if such day is a business day or the next following business day if such day is not a business day. For the purposes of this Agreement, "business day" means any day other than Saturday, Sunday or a statutory or civic holiday observed in Toronto, Ontario or Carlsbad, California.

7.4    Successors and Assigns.    This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of ISIS and DRC. This Agreement may not be assigned in whole or in part by either party without the prior written consent of the other party; provided, however that (i) DRC may assign this Agreement in whole or in part by way of [***] and/or to [***] and/or as part of a sale of a material part of DRC whether by way of reorganization or otherwise, without the consent of ISIS provided DRC gives prompt written notice of such assignment to ISIS and the assignee (or in the case of any financial institution or other lender, any purchaser from such financial institution or other lender) agrees in writing to be bound hereby and (ii) ISIS may assign this Agreement in connection with the sale of all or substantially all of its business (whether by sale of assets, stock or merger) without the consent of DRC provided ISIS gives prompt written notice of such assignment to DRC and the assignee agrees in writing to be bound hereby.

7.5    Expenses.    Each party shall be responsible for and bear all of its own costs and expenses (including but not limited to any legal fees, any accountants' fees and any brokers' or finders' or investment banking fees or any prior commitment in respect thereof) with regard to the negotiation and consummation of the transaction contemplated hereby. Notwithstanding the foregoing, each party represents and warrants to the other that the other party will not be liable for any brokerage commission, finder's fee or other like payment in connection with the transactions contemplated hereby because of any action taken by, or agreement or understanding reached by, that party.

7.6    Entire Agreement.    This Agreement, together with the Schedules to this Agreement and officer's certificates and other documents to be delivered pursuant hereto (which are incorporated herein by reference), supersedes any other agreement, whether written or oral, that may have been made or entered into by the parties hereto relating to the matters contemplated hereby, including the LOI and the letter of intent between the parties dated [***], 2004, and constitutes the entire agreement of the parties hereto with respect to the subject matter hereof. Any conflict or inconsistency between the main body of this Agreement, the Schedules and/or any other documents to be delivered pursuant hereto shall be resolved in accordance with the following order of priority: (a) main body of this Agreement; (b) Schedules; and (c) other documents, except that the Schedule of Exceptions is intended to qualify ISIS' representations and warranties under this Agreement.

7.7    True Sale Security Agreement.

  (a)
  ISIS and DRC intend and agree that the sale, assignment, transfer, set-over and conveyance of the Assigned Rights hereunder be a true sale by ISIS to DRC that is absolute and irrevocable (except as permitted and contemplated by Section 5.3 hereof) and that provides DRC with the full benefits of ownership of the Assigned Rights, and neither ISIS nor DRC intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, a loan from DRC to ISIS. ISIS waives any right to contest or otherwise assert that this Agreement is other than a true sale by ISIS to DRC under applicable law, which waiver shall be enforceable against ISIS in any bankruptcy or insolvency proceeding relating to ISIS.

  (b)
  It is not the intention of DRC or ISIS that the sale, assignment, transfer, set-over and conveyance of the Assigned Rights by ISIS be deemed a grant of a security interest in the Assigned Rights by ISIS to DRC to secure a debt or other payment obligation of ISIS. However, without in any manner qualifying, derogating from, or modifying the foregoing, to the extent that, the intention of the parties notwithstanding, any court or other tribunal having jurisdiction thereof determines that the Assigned Rights or any of the payments with respect thereto are property of ISIS or its bankruptcy estate, in order to secure the prompt payment and performance as and when due of ISIS' obligations hereunder, ISIS hereby grants to DRC a first priority security interest in and to all of ISIS' right, title and interest in, to and under the Assigned Rights and the proceeds thereof to secure (i) the rights of DRC hereunder and (ii) a loan by DRC to ISIS in the amount of the Purchase Price plus a reasonable return for the Assigned Rights. ISIS agrees that, with respect to the Assigned Rights and the proceeds thereof, ISIS intends that DRC will have all of the rights and remedies of a perfected first priority secured party under the Uniform Commercial Code. ISIS and DRC shall, consistent with this Agreement, take such actions as may be necessary to help ensure that the foregoing precautionary grant of a security interest to DRC be a first priority perfected security interest in favor of DRC under applicable law and will be maintained as such throughout the term of this Agreement. Without limiting the generality of the foregoing, ISIS agrees that it shall not, and shall not assist or encourage any third party to, challenge or contest the validity, attachment, perfection or priority of such security interest. The foregoing precautionary grant of a security interest to DRC by ISIS is granted as of the date of this Agreement and shall attach to the Assigned Rights as of the date of this Agreement.

7.8    Amendments, Supplements, Waivers.    This Agreement may be amended or supplemented only by a written agreement signed by DRC and ISIS. Any waiver of, or consent to depart from, the requirements of any provision of this Agreement shall be effective only if it is in writing and signed by the party giving it, and only in the specific instance and for the specific purpose for which it has been given. No failure on the part of any party to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver of such right. No single or partial exercise of any such right shall preclude any other or further exercise of such right or the exercise of any other right.

7.9    Interpretation.    When a reference is made in this Agreement to Articles, Sections or Schedules, such reference shall be to an Article, Section or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation" and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. "Person" includes an individual, body corporate, partnership, joint venture, cooperative, trust or unincorporated organization, domestic or foreign government or any agency or instrumentality thereof, or any other entity recognized by law. Neither party hereto shall be or be deemed to be the drafter of this Agreement for the purposes of construing this Agreement against one party or the other.

7.10    Public Announcement.    The parties agree to discuss and coordinate all public announcements concerning the transactions contemplated herein except as may be necessary, in the opinion of counsel to the party making such disclosure, to comply with the requirements of any applicable law. If any such public statement or release is so required, the party making such disclosure shall consult with the other party prior to making such statement or release, and the parties shall use reasonable efforts, acting in good faith, to agree upon a text for such statement or release which is satisfactory to all parties. The form of press release to be issued by DRC immediately after Closing with respect to this transaction shall be mutually agreed to by the parties on or prior to the Effective Date. Notwithstanding the foregoing, nothing herein shall prohibit DRC or any of its affiliates from disclosing DRC's interest in the Assigned Rights to any of its or their affiliates, agents, representatives and employees, in any annual or other periodic corporate report, to any financing sources (whether equity or debt) and its or their legal, financial or industry advisors, or to any actual or potential underwriter and its legal, accounting and industry advisors, in connection with securing financing.

7.11    Headings and Captions.    The headings and captions in this Agreement are for convenience and reference purposes only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

7.12    Currency.    Unless specified otherwise, all statements of or references to monetary amounts in this Agreement are to US Dollars.

7.13    Severability.    If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.

7.14    Governing Law.    This Agreement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof. Subject to Section 7.15, the parties hereto attorn to and submit to the non-exclusive jurisdiction of the courts of the State of New York.

7.15    Binding Arbitration of Certain Disputes.

  (a)
  Any dispute, controversy or claim directly relating to whether (i) [***], (ii) [***], (iii) the Special Event of Default described in Subsection [***] of the definition thereof set forth in Schedule "A" hereto has occurred, (iv) the Level I Event of Default described in Subsection [***] of the definition thereof set forth in Schedule "A" hereto has occurred, (v) the obligations under Subsection [***] or Subsection [***] have been fulfilled and/or (vi) the obligations under Section [***] have been fulfilled (each an "Arbitrable Matter"), shall be resolved as follows. The senior management of both parties shall meet to attempt to resolve such Arbitrable Matter. If the senior management of each party cannot resolve such Arbitrable Matter within [***] days after either party requests such a meeting of the senior management of the parties, then at either party's option, dispute resolution may be pursued as described in Subsection 7.15(b).

  (b)
  Except as otherwise provided in this Agreement, any Arbitrable Matter which the parties are unable to resolve pursuant to the procedures set forth in Subsection 7.15(a) shall be submitted to and resolved by an arbitration conducted in the English language in (i) New York, New York if initiated by ISIS and (ii) in San Diego, CA if initiated by DRC, in each case in accordance with the rules for commercial arbitration, as then in effect, of the American Arbitration Association, subject to the terms as herein provided (including, notwithstanding the rules or practices of the American Arbitration Association, the designation of three (3) arbitrators as provided in this Subsection 7.15(b)). Within [***] days following a demand for arbitration submitted to the American Arbitration Association, or within such other time period as the parties may agree, ISIS and DRC shall each designate one arbitrator having substantial professional experience with regard to drug patents, drug valuation and the interpretation of contracts similar to this Agreement who is not an employee or member or former employee or former member of a firm or organization that the designating party regularly retains to provide legal advice ("Independent"). Within [***] days after the appointment of the two arbitrators, the two arbitrators shall designate a third arbitrator mutually acceptable to them who has similar professional experience and is Independent of the parties. If the arbitrator chosen by ISIS and the arbitrator chosen by DRC fail to agree upon the third arbitrator within such [***] day period, a third arbitrator with professional experience as aforesaid and Independent of the parties shall be appointed by the American Arbitration Association as soon as practicable and in any event no later than [***] days following receipt by the American Arbitration Association of notice of the need to appoint a third arbitrator. Disputes about arbitration procedure shall be resolved by the arbitrators, or failing agreement, by the American Arbitration Association.

  (c)
  The three arbitrators shall commence consideration of the dispute at issue at a mutually agreed upon time within [***] days (or such longer period as may be acceptable to the parties) after the designation of the three arbitrators. The parties hereby agree that at any time after the designation of the three arbitrators, a majority of the arbitrators (either on their own or as the result of a request by either party) can, if the arbitrators consider it appropriate in the circumstances of the dispute at hand, require (i) DRC to pay components of the Purchase Price, then due or at such time as they later come due, into [***], to be held on terms considered appropriate by the majority of the arbitrators, (ii) the parties to jointly instruct [***] to retain payments of the Royalty Interest in [***], and/or (iii) if the Arbitrable Matter concerns a Special Event of Default or Liquidated Damages, require Isis to pay an assumed Liquidated Damages Amount (as determined by the arbitrators) into [***], in each case during and until resolution of the Arbitrable Matter at hand. The arbitrators shall not have the authority to modify any term or provision of this Agreement. The arbitrators may proceed to an award notwithstanding the failure of either party (after receiving timely and proper notice) to participate in the proceedings. The arbitration proceeding shall be held in private, with all documents, materials, exhibits and testimony being considered and designated confidential, and shall include an opportunity for the parties to conduct discovery in advance of the proceeding, which discovery may be limited by rules established by the arbitrators. In no event shall punitive damages be assessed against either party. Notwithstanding the foregoing, the parties agree that they shall attempt and they intend that they and the arbitrators shall use their best efforts in that attempt, to conclude the arbitration proceeding and have a final decision from the arbitrators within [***] days from the date the three arbitrators begin hearing the dispute; provided, however, that the arbitrators shall be entitled to extend such [***] day period one or more times, if a majority of the arbitrators deem such extension desirable. The arbitrators shall immediately deliver a written decision with respect to the dispute to each of the parties, who shall promptly act in accordance therewith. Each party agrees that any decision of the arbitrators shall be final, conclusive and binding, no appeal or review shall lie therefrom. It is specifically understood and agreed that either party may enforce any award rendered pursuant to the arbitration provisions of this Section 7.15 by bringing suit in any New York or California state or federal court of competent jurisdiction.

  (d)
  If any time limit set forth in this Section 7.15 is not met by either party, by the arbitrators or by the American Arbitration Association, as applicable, then either party may on written notice to the arbitrators or the American Arbitration Association, as the case may be, and the other party submit the Arbitrable Matter to a court of competent jurisdiction for resolution and the arbitration proceedings shall immediately terminate and the costs and expenses attributable to the arbitrators shall be borne equally by the parties.

  (e)
  Nothing in this Section 7.15 shall prevent either party from joining the other party in any court or other legal proceeding commenced by a third party or require any dispute, controversy or claim that is not an Arbitrable Matter to be arbitrated, consolidated, held in obeyance or suspended. For greater certainty, any dispute, controversy or claim that is not an Arbitrable Matter may not be submitted to arbitration but may be submitted by either party to a court of competent jurisdiction for resolution.

7.16    WAIVER OF JURY TRIAL.    EACH PARTY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING IN CONNECTION WITH OR RELATING TO THIS AGREEMENT OR ANY AGREEMENT ENTERED INTO PURSUANT HERETO AND AGREES THAT ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE PROVISION OF THIS SECTION 7.15 SHALL NOT APPLY TO ANY ACTION TO ENFORCE THE LICENSED PATENT RIGHTS AGAINST EYETECH OR OTHERS IN THE FIELD.

7.17    Time.    Time is of the essence of this Agreement and each of its provisions.

        7.18    Counterparts and Facsimile Execution.    This Agreement may be executed in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To evidence the fact that it has executed this Agreement, a party may send a copy of its executed counterpart to the other party by facsimile transmission. That party shall be deemed to have executed this Agreement on the date it sent such facsimile transmission. In such event, such party shall forthwith deliver to the other party the counterpart of this Agreement executed by such party.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

ISIS PHARMACEUTICALS, INC.
By:	/s/ B. LYNNE PARSHALL Name: B. Lynne Parshall Title: Executive Vice President, CFO and Director
DRUG ROYALTY USA, INC.
By:	/s/ BEHZAD KHOSROWSHAHI Name: Behzad Khosrowshahi Title: President

SCHEDULE "A"
DEFINITIONS

        Capitalized terms used in this Agreement and not defined in this Schedule "A" shall have the meanings attributed thereto in the License Agreement.

        "Additional Period" means the number of days between the date of termination of the License Agreement and the date of first commercial sale of the Product under the New License Agreement.

        "Aggregate Payments" has the meaning set forth in Subsection 5.A.2(a) of this Agreement.

        "Aggregate Receipts" has the meaning set forth in Subsection 5.A.2(a) of this Agreement.

        "Agreement" has the meaning set forth on the cover page of this Agreement.

        "Arbitrable Matter" has the meaning set forth in Subsection 7.15(a) of this Agreement.

        "Assigned Rights" means ISIS' entire right, title and interest in and to the following rights under the License Agreement:

  (i)
  the right to receive the Royalty Interest;

  (ii)
  the right to receive royalty statements, as provided under Sections 4.1 and 8.4 of the License Agreement, in respect of Net Sales of the Product made on or before December 31, 2009;

  (iii)
  the right to audit those records of Eyetech relating or relevant to Net Sales of the Product made on or before December 31, 2009, as provided under Sections 4.4 and 8.4 of the License Agreement; and

  (iv)
  the right, upon the exercise by DRC of its rights under the Security Agreement, to exploit the Patents, the Licensed Patent Rights and/or the Product in the Field.

Notwithstanding the foregoing, except for as specified in clauses (i) through (iv) above, ISIS retains all it right, title and interests under the License Agreement, including, but not limited to its right to any amounts payable by Eyetech as provided under Sections 3.1.1 or 3.1.2 of the License Agreement and, subject to the terms of this Agreement and the Security Agreement, the right to exploit (including through the granting of Permitted Licenses) the Patents, Licensed Patent Rights and/or Product outside the Field (collectively, the "ISIS Rights").

        "Business Day" has the meaning set forth in Section 7.3 of this Agreement.

        "Cash Burn" has the meaning attributed thereto in Section 3.9 of this Agreement.

        "Closing" has the meaning set forth in Section 4.1 of this Agreement.

        "Communication" has the meaning set forth in Subsection 3.1(b) of this Agreement.

        [***]

        "Cure Period" has the meaning set out in the definition of Special Events of Default.

        "Damages" means any damage, loss, claim, cost, liability, action, cause of action, demand or expense, including reasonable legal fees, suffered or incurred by either party in connection with this Agreement, the Security Agreement and/or the Eyetech Consent.

        "Default Date" has the meaning set forth in Subsection 5.A.2(a) of this Agreement.

        "DRC" has the meaning set forth on the cover page of this Agreement.

        "DRC Closing Documents" has the meaning set forth in Subsection 4.3(b).

        "Effective Date" has the meaning set forth on the cover page of this Agreement.

        "Encumbrance" means any lien, charge, security interest, mortgage, option, privilege, pledge, trust or deemed trust (whether contractual, statutory or otherwise arising) or any other encumbrance, right or claim of any other person of any kind whatsoever whether choate or inchoate, other than the Permitted Licenses.

        "EU" means the European Union as constituted from time to time.

        "EU Application" means a patent application filed by ISIS with the European Patent Office that if issued would meet the requirements for an EU Patent.

        "EU Patent" means one or more patent(s) issued in the EU, the issued claims of which [***].

        "EU Percentage" means (i) [***] per cent ([***]%) if the applicable Special Event of Default occurs during the first [***] months following the first commercial sale of the Product in the US (the "US Twenty-four Month Period"); or (ii) the percentage of worldwide Net Sales that are comprised of Net Sales of the Product in the EU for the [***] calendar months immediately preceding the Default Date, if the Default Date occurs after the expiry of the US [***] Month Period. The percentage of worldwide Net Sales that are comprised of Net Sales of the Product in the EU shall be determined by examining EyeTech's royalty reports delivered under the License Agreement. If such reports do not provide enough information to determine the appropriate percentage, then the appropriate percentage shall be determined based on information of US and EU Net Sales as reported by IMS. If IMS (or a comparable company acceptable to both DRC and ISIS, acting reasonably) is not able to provide such data, then the appropriate percentage shall be determined based on publicly available information acceptable to both DRC and ISIS acting reasonably.

        "EU [***]Month Period" has the meaning set forth in the definition of US Percentage.

        "Event of Default" means any Level I Event of Default or any Level II Event of Default.

        "Exercise Date" means the date upon which ISIS must or does exercise any right or perform any obligation of ISIS under the Patents or Licensed Patent Rights (to the extent that they directly or indirectly relate to the Field and ISIS' obligations under this Agreement) to comply with the License Agreement or must enforce or defend such right to avoid the loss of such right or any adverse effect to ISIS' rights under the Patents or Licensed Patent Rights to the extent that they directly or indirectly relate to the Field and ISIS' obligations under this Agreement.

        "Eyetech" means Eyetech Pharmaceuticals, Inc.

        "Eyetech Breach Date" has the meaning set out in the definition of Special Events of Default.

        "Eyetech Consent" has the meaning set forth in Section 1.3 of this Agreement.

        "FDA" means the United States Food and Drug Administration.

        "Field" means [***].

        "First Payment Date" has the meaning set forth in clause (i) of Subsection 1.2(a) of this Agreement.

        "Independent" has the meaning set forth in Subsection 7.15(b) of this Agreement.

        "IMS" means IMS Health Incorporated.

        "ISIS" has the meaning set forth on the cover page of this Agreement.

        "ISIS Closing Documents" has the meaning set forth in Subsection 4.2(d) of this Agreement.

        "ISIS Rights" has the meaning set forth in the definition of Assigned Rights above.

        "ISIS Royalty Interest" means all Royalties not forming part of the Royalty Interest.

        "Level I Events of Default".    Each of the following events will constitute a Level I Event of Default under this Agreement:

  A.
  if DRC fails to make any payment of the Purchase Price when due and does not remedy such failure within [***] days after receiving notice from ISIS specifying the failure;

  B.
  if ISIS, without the prior written consent of DRC:

  (i)
  materially fails to perform and fulfill its obligations under the License Agreement in accordance with the terms thereof, except as permitted under Section 9.9 of the License Agreement, or terminates the License Agreement; or

  (ii)
  fails to diligently and in a timely manner continue to process, prosecute and maintain the Patents in each of the countries of the Major Market in which ISIS has an issued Patent or pending Patent application such that they are not in full force and effect and do not contain claims which, but for the License Agreement, would be infringed by the making, using and selling of the Product, and does not remedy such default, in the case of a default that is remediable, within [***] days after ISIS receives written notice from DRC specifying such default;

  C.
  if:

  (i)
  the representations and warranties made by ISIS under Subsection 2.1(c) and the first sentence of Subsection 2.1(f) (including in the certificate(s) received by DRC pursuant to Subsection 1.2(c)), prove to be false or incorrect; or

  (ii)
  any other representation or warranty made by ISIS under this Agreement and any ISIS Closing Documents on the Effective Date proves to be false or incorrect in any material respect; or

  D.
  if:

  (i)
  either party does not generally pay its debts as they become due,

  (ii)
  an authorized officer of a party admits in writing such party's inability to pay its debts generally,

  (iii)
  either party makes an assignment for the benefit of creditors or commits an act of insolvency or bankruptcy within the meaning of applicable law;

  E.
  if any proceeding, voluntary or involuntary, is commenced respecting either party pursuant to any statute relating to bankruptcy, insolvency, reorganization of debts, liquidation, winding up or dissolution; provided, however, in the case of any involuntary bankruptcy proceeding such right to terminate will only become effective if the party consents to the involuntary bankruptcy or such proceeding is not dismissed within [***] days of the filing thereof;

  F.
  if any receiver, manager, trustee, sequester, custodian or liquidator or person with similar powers is appointed judicially or extrajudicially for either party or for any material portion of its property;

  G.
  if either party passes any resolution for its liquidation, winding up or dissolution or ceases to carry on business in the ordinary course; or

  H.
  if ISIS breaches, or fails to observe or perform, any material agreement, covenant or provision in this Agreement or the ISIS Closing Documents and does not remedy such breach or failure, in the case of a breach or failure that is remediable, within [***] days after ISIS receives written notice from DRC specifying such breach or failure.

  For purposes of clarification, ISIS granting a Permitted License cannot be considered a Level I Event of Default.

        "Level II Events of Default".    Each of the following events will constitute a Level II Event of Default under this Agreement:

  A.
  if ISIS, without the prior written consent of DRC:

  (i)
  sells, assigns, transfers, delivers, licenses or otherwise disposes of any of the Patents for use in the Field; or

  (ii)
  creates or permits to exist any Encumbrance (other than the Encumbrance created in favor of DRC under the Security Agreement) on the Patents, the License Agreement or the Assigned Rights;

  B.
  if ISIS fails to pay the Liquidated Damages Amount or the amounts required pursuant to Subsections 5.A.2(b) or (c), as applicable, when due; or

  C.
  if ISIS fails to meet or exceed the Minimum Liquidity or materially breaches Section 3.9 of this Agreement; provided, however, that this subsection C shall no longer constitute a Level II Event of Default when [***].

    For purposes of clarification, ISIS granting a Permitted License cannot be considered a Level II Event of Default.

        "License Agreement" means the license agreement dated as of December 31, 2001 between ISIS and Eyetech, as such agreement may be amended, replaced, succeeded or substituted from time to time.

        "Licensed Patent Rights" has the meaning ascribed to it in the License Agreement.

        "Liquidated Damages Amount" has the meaning set forth in Subsection 5.A.2(a) of this Agreement.

        "Liquidity" has the meaning attributed thereto in Section 3.9 of this Agreement.

        "Loan" means the loan granted by Silicon Valley Bank to ISIS in the original principal amount of US$32,000,000 pursuant to the Silicon Valley Bank Agreement.

        [***]

        "LOI" has the meaning set forth on the cover page of this Agreement.

        "Major Market" means the [***].

        [***]

        "Material Agreement" at any time means, any contract, commitment or instrument to which ISIS is a party that is listed as an exhibit to a periodic or current report filed by ISIS with the United States Securities and Exchange Commission at such time.

        "Minimum Liquidity" at the time immediately prior to the First Payment Date, Second Payment Date or Third Payment Date, as applicable, means Liquidity equal to the total of: (i) all amounts (including principal and interest) of the Loan (or any replacement thereof pursuant to Section 3.9 of this Agreement) then outstanding; (ii) the Liquidated Damages Amount, assuming for the purposes of this definition that the Purchase Price component that is due on the immediately following payment date has been paid by DRC; and (iii) ISIS' Cash Burn as the calculation relates to the [***] period ending immediately prior to the date of the certificate contemplated by Subsection 1.2(b).

        "Naked Manufacturing License" means a Permitted License granted by ISIS that includes rights to one or more [***] Patents and that is a license to enable the manufacture of products (at scales of more than [***]) outside the Field to conduct drug development (but not solely drug research) but does not include a Permitted License to enable the manufacture of a product that is outside the Field and that is discovered, developed or commercialized under a bona fide collaboration between ISIS and a third party.

        "Net Sales" has the meaning set forth in the License Agreement [***], provided that if DRC re-conveys to ISIS the Assigned Rights, or any part thereof, pursuant to Subsection 5.3(a), Subsection 5.A.2 (b) or Subsection 5.A.2 (c) of this Agreement, "Net Sales" shall be deemed to mean the Net Sales that relate to the Assigned Rights, if any, that have been retained by DRC.

        "New Royalty Interest" has the meaning set forth in Section 3.3 of this Agreement.

        "New License Agreement" has the meaning set forth in Section 3.3 of this Agreement.

        "New US Patent" means a US patent that is issued to ISIS based on the US Application, the issued claims of which [***].

        "Note Agreements" means, collectively, the Notes, the indenture between ISIS and Wells Fargo Bank Minnesota, National Association, as trustee, dated as of May 1, 2002 (the "Note Indenture") and any related documentation.

        "Notes" means the five and one half per cent (5 1/2%) convertible subordinated notes of ISIS due 2009.

        "Patents" means the patents listed on Schedule "E" hereto, as such Schedule may be updated from time to time pursuant to Subsection 1.2(c) or Subsection 3.1(d). For avoidance of doubt, "Patents" are included in the Licensed Patent Rights.

        "Permitted License(s)" means a license granted by ISIS to a third party to exploit the Patents outside the Field that does not grant the licensee thereunder a security interest in the Patents.

        "person" includes an individual, corporation, partnership, joint venture, trust, syndicate, unincorporated organization, the Crown or any agency or instrumentality thereof or any other entity recognized by law.

        "Product" means Eyetech's EYE001 NX1838 non-antisense therapeutic product (also known as Macugen), or any product containing Eyetech's EYE001 NX1838 non-antisense therapeutic product for the treatment of ophthalmic conditions. The Product will also include any minor chemical modifications to EYE001 NX1838.

        "Purchase Price" has the meaning set forth in Section 1.2 of this Agreement.

        "Representatives" has the meaning set forth in Section 3.4 of this Agreement.

        "Royalties" means all of the royalties payable by Eyetech in respect of Net Sales made by Eyetech, its affiliates and sublicensees made on or before December 31, 2009 (as calculated in accordance with and as provided under Sections 3.1.3, 4.1 and 8.4 of the License Agreement) and any collections or recoveries received by ISIS or lump sum payments made by Eyetech or its sublicensees in lieu thereof, including in connection with any litigation to enforce the License Agreement or the Licensed Patent Rights.

        "Royalty Interest" means, in connection with Net Sales of the Product made on or before December 31, 2009:

  (a)
  one hundred percent (100%) of any Royalties on annual Net Sales where such Net Sales are less than or equal to five hundred million US dollars (US$500,000,000) for any calendar year;

  (b)
  fifty per cent (50%) of any Royalties on annual Net Sales where such Net Sales greater than five hundred million US dollars (US$500,000,000) but less than or equal to one billion US dollars (US$1,000,000,000) for any calendar year; and

  (c)
  ten per cent (10%) of any Royalties on annual Net Sales where such Net Sales are greater than one billion US dollars (US$1,000,000,000) for any calendar year.

        "Schedule of Exceptions" has the meaning set forth in Section 2.1 of this Agreement.

        "Second Payment Date" has the meaning set forth in clause (ii) of Subsection 1.2(a) of this Agreement.

        "Secondary Market" means any country requested by DRC via written notice to ISIS to be treated as a Secondary Market country for the purposes hereof (effective upon ISIS' receipt of such notice).

        "Security Agreement" has the meaning set forth in Section 3.6 of this Agreement.

        "Selected SVB Covenants" has the meaning set forth in Subsection 3.9(b) of this Agreement.

        "Silicon Valley Bank Agreement" means the loan and security agreement between ISIS and Silicon Valley Bank dated December 15, 2003.

        "Silicon Valley Bank Consent" has the meaning set forth in Subsection 4.2(d) of this Agreement.

        "Special Event of Default" means the occurrence of any one of the following events prior to the earlier of December 31, 2009 and the date on which both the [***]:

  A.
  Eyetech fails at any time to pay to [***] any Royalties on Net Sales of the Product made in the United States or in the EU or in both the United States and EU (an "Eyetech Breach Date") excluding any such failure that is cured by Eyetech making the required payment within [***] days following written notice to Eyetech by DRC or ISIS of such failure (the "Cure Period"); provided, however, that if Eyetech provides ISIS or DRC a Communication, after an Eyetech Breach Date and prior to the expiry of the applicable Cure Period, to the effect that Eyetech [***], then the date of such Communication shall be the date of the occurrence of this Special Event of Default. For greater certainty, any amounts determined to be payable by Eyetech as a result of an audit of Eyetech's records under the License Agreement will not be considered a failure to pay for the purposes of this Subsection provided that Eyetech pays the Royalty so determined to [***] in accordance with the License Agreement and the Eyetech Consent;

  B.
  the License Agreement is terminated by Eyetech or by ISIS without the prior written consent of DRC;

  C.
  the validity or enforceability of [***] is challenged in an action based on 35 U.S.C. §§ 100 et seq. and is subject to a final Markman decision that provides a basis for a dispositive motion on validity or enforceability such that [***] is found to be invalid and/or unenforceable;

  D.
  the occurrence of a default or event of default under (i) the Silicon Valley Bank Agreement or any other agreement relating to the Loan or any replacement thereof that is not cured in the period, if any, prescribed thereunder or waived in writing by Silicon Valley Bank or (ii) any of the applicable covenants set out in Section 3.9 of this Agreement; or

  E.
  the occurrence of a default or event of default under the Note Agreements that is not cured in the period, if any, prescribed thereunder.

    For purposes of clarification, ISIS granting a Permitted License cannot be considered a Special Event of Default.

        "Special Event of Default Remedies" has the meaning set forth in Section 5.A.1 of this Agreement.

        "Terminating Party" has the meaning set forth in Subsection 5.3(c) of this Agreement.

        "Third Payment Date" has the meaning set forth in clause (iii) of Subsection 1.2(a) of this Agreement.

        "US Application" means a US patent application filed by ISIS claiming [***] which if issued would meet the requirements for a New US Patent.

        "US Percentage" means (i) [***] if the applicable Special Event of Default occurs during the first [***] months following the first commercial sale of the Product in the EU (the "EU [***] Month Period"); or (ii) the percentage of worldwide Net Sales that are comprised of Net Sales of the Product in the United States for the [***] calendar months immediately preceding the Default Date, if the Default Date occurs after the expiry of the EU [***] Month Period. The percentage of worldwide Net Sales that are comprised of Net Sales of the Product in the United States shall be determined by examining EyeTech's royalty reports delivered under the License Agreement. If such reports do not provide enough information to determine the appropriate percentage, then the appropriate percentage shall be determined based on information of US and EU Net Sales as reported by IMS. If IMS (or a comparable company acceptable to both DRC and ISIS, acting reasonably) is not able to provide such data, then the appropriate percentage shall be determined based on publicly available information acceptable to both DRC and ISIS acting reasonably.

        "US [***] Month Period" has the meaning set forth in the definition of EU Percentage.

SCHEDULE "B"
CALCULATION OF ROYALTY INTEREST AND ISIS ROYALTY INTEREST

        The following sets out an example of how any amounts payable to DRC and to ISIS (if applicable) pursuant to the Royalty Interest and the ISIS Royalty Interest, respectively, will be calculated:

  (a)
  If as of the expiry of the first calendar quarter of Year X Net Sales for Year X are less than or equal to five hundred million US dollars (US$500,000,000) (the "First Threshold"), then the Royalty Interest shall equal one hundred per cent (100%) of all royalties payable for such quarter (the "First DRC Payment"). i.e.:

Cumulative Net Sales as of Expiry of First Calendar Quarter of Year X	Royalty Interest/ First DRC Payment	ISIS Royalty Interest
US$100,000,000	100% of all royalties payable for first calendar quarter (i.e.: 100% ×[***]% × US$100,000,000 = US$[***])	Nil
  (b)
  If as of the expiry of the second calendar quarter of Year X cumulative Net Sales for Year X exceed the First Threshold but do not exceed one billion US dollars (US$1,000,000,000) (the "Second Threshold"), all royalties payable for such calendar quarter shall be calculated and paid as follows: (A) to DRC, the Royalty Interest, which shall equal (I) one hundred per cent (100%) of royalties payable on cumulative Net Sales for Year X at or below the First Threshold plus (II) fifty per cent (50%) of royalties payable on cumulative Net Sales for Year X above the First Threshold less (III) the First DRC Payment (collectively, the "Second DRC Payment"); and (B) to ISIS, the ISIS Royalty Interest, which shall equal fifty per cent (50%) of royalties payable on cumulative Net Sales for Year X above the First Threshold (the "First ISIS Payment"). i.e.:

Cumulative Net Sales as of Expiry of Second Calendar Quarter of Year X	Royalty Interest/ Second DRC Payment	ISIS Royalty Interest/ First ISIS Payment
US$600,000,000	(I) 100% of all royalties payable on cumulative Net Sales for Year X at or below the First Threshold plus

(II) 50% of all royalties payable on cumulative Net Sales for Year X above the First Threshold but at or below the Second Threshold less

(III) the First DRC Payment
	(i.e.: (100% ×[***]% × US$500,000,000) + [50% ×[***]% × (US$600,000,000 – US$500,000,001)] – US$[***] = US$[***])	50% of all royalties payable on cumulative Net Sales for Year X above the First Threshold (i.e.: 50% ×[***]% ×(US$600,000,000 – US$500,000,001) = US$[***])
  (c)
  If as of the expiry of the third calendar quarter of Year X cumulative Net Sales for Year X exceed the Second Threshold, all royalties payable for such calendar quarter shall be calculated and paid as follows: (A) to DRC, the Royalty Interest, which shall equal (I) one hundred per cent (100%) of royalties payable on cumulative Net Sales for Year X at or below the First Threshold plus (II) fifty per cent (50%) of royalties payable on cumulative Net Sales for Year X above the First Threshold but at or below the Second Threshold plus (III) ten cent (10%) of all royalties payable on cumulative Net Sales for Year X above the Second Threshold less (IV) the total of the First DRC Payment and the Second DRC Payment; and (B) to ISIS, the ISIS Royalty Interest, which shall equal (i) fifty per cent (50%) of all royalties payable on cumulative Net Sales for Year X above the First Threshold but at or below the Second Threshold plus (ii) ninety per cent (90%) of all royalties payable on cumulative Net Sales for Year X above the Second Threshold less (iii) the First ISIS Payment. i.e.:

Cumulative Net Sales as of Expiry of Third Calendar Quarter of Year X	Royalty Interest	ISIS Royalty Interest
US$1,100,000,000	(I) 100% of all royalties payable on cumulative Net Sales for Year X at or below the First Threshold plus

(II) 50% of all royalties payable on cumulative Net Sales for Year X above the First Threshold but at or below the Second Threshold plus

(III) 10% of all royalties payable on cumulative Net Sales for Year X above the Second Threshold less

(IV) the total of the First DRC Payment and the Second DRC Payment

(i.e.: (100% × [***]% × US$500,000,000) + [50% × [***]% × (US$1,000,000,000 – US$500,000,001)] + [10% × [***]% × (US$1,100,000,000 – US$1,000,000,001)] – (US$[***] + US$[***] = US$[***])	(i) 50% of all royalties payable on cumulative Net Sales for Year X above the First Threshold but at or below the Second Threshold plus

(ii) 90% of all royalties payable on cumulative Net Sales for Year X above the Second Threshold less

(iii) the First ISIS Payment

(i.e.: [50% × [***]% × (US$1,000,000,000 – US$500,000,001)] + [90% × [***]% × (US$1,100,000,000 – US$1,000,000,001)] – US$[***] = US$[***])

SCHEDULE "E"
PATENTS

[***]

SCHEDULE "F"

EXAMPLE TERMINATION EVENT RE-CONVEYANCE CALCULATION

Assuming that (i) DRC has re-conveyed to ISIS the Assigned Rights as they relate to the EU (as a result of the occurrence of a Special Event of Default) (the "EU Re-conveyance"); (ii) in connection with the EU Re-conveyance it is determined that the EU Percentage equals 42%; (iii) a Termination Event occurs following the EU Re-conveyance and prior to the Third Payment Date and (iv) as a result of a dispute DRC is not required to pay the third installment or any Damages on account thereof, then the portion of the Assigned Rights that are to be re-conveyed by DRC to ISIS would be calculated based on the following:

  (a)
  the Assigned Rights relate to the US only;

  (b)
  the Purchase Price for such Assigned Rights would equal US$13,920,000 (i.e. 58% of US24,000,000);

  (c)
  DRC would have paid $[***] for such Assigned Rights (i.e. $13,920,000 less US$[***] (i.e. 58% of $[***]));

  (d)
  the corresponding portion of the Assigned Rights that DRC would have purchased would be equal to [***]% (i.e. $[***]divided by $13,920,000); and

  (e)
  the outstanding Purchase Price amount payable on the Third Payment Date for such Assigned Rights would be $[***] (i.e. 58% of $[***]).

In this example, as at the Termination Event, DRC would therefore be required to re-convey [***]% (i.e. 100% less [***]%) of the Assigned Rights that DRC held as at such date to ISIS.

QuickLinks

AGREEMENT FOR SALE AND ASSIGNMENT OF RIGHTS
ARTICLE 1 ASSIGNMENT AND SALE
ARTICLE 2 REPRESENTATIONS AND WARRANTIES
ARTICLE 3 COVENANTS
ARTICLE 4 CLOSING; DELIVERIES ON CLOSING
ARTICLE 5.A SPECIAL EVENTS OF DEFAULT
ARTICLE 5 TERM AND TERMINATION
ARTICLE 6 MUTUAL INDEMNITY
ARTICLE 7 MISCELLANEOUS
SCHEDULE "A" DEFINITIONS
SCHEDULE "B" CALCULATION OF ROYALTY INTEREST AND ISIS ROYALTY INTEREST
SCHEDULE "E" PATENTS
SCHEDULE "F"